                                                                   EXHIBIT 10.15

                        NONEXCLUSIVE LIMITED ASSIGNMENT

        This NONEXCLUSIVE LIMITED ASSIGNMENT ("Assignment") is dated for reference purposes September 20th, 1996 by and between TRENDWEST RESORTS, INC., an Oregon Corporation ("Trendwest") and EAGLE CREST PARTNERS, LTD., ("Developer") and pertains to the Vacation Owner Program known as WORLDMARK, THE CLUB, a California nonprofit mutual benefit corporation ("Club").

                               TABLE OF CONTENTS

        ARTICLE/SECTION                                                      PAGE
        ---------------                                                     ----
        1:      RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                1.1   Declarant. . . . . . . . . . . . . . . . . . . . . . .  2
                1.2   Club . . . . . . . . . . . . . . . . . . . . . . . . .  2
                1.3   Memberships/Vacation Credits . . . . . . . . . . . . .  2
                1.4   Trendwest's Rights & Powers. . . . . . . . . . . . . .  2
                1.5   Definitions. . . . . . . . . . . . . . . . . . . . . .  3

        2:      ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . .  3
                2.1   Annexation . . . . . . . . . . . . . . . . . . . . . .  3
                2.2   Sales Proceeds . . . . . . . . . . . . . . . . . . . .  3
                2.3   Resales. . . . . . . . . . . . . . . . . . . . . . . .  3

        3:      DEVELOPER DUTIES AND ASSUMPTION. . . . . . . . . . . . . . .  3
                3.1   Club Assessments . . . . . . . . . . . . . . . . . . .  4
                3.2   Declaration. . . . . . . . . . . . . . . . . . . . . .  4
                3.3   Property Expenses. . . . . . . . . . . . . . . . . . .  4
                3.4   Sales Expenses . . . . . . . . . . . . . . . . . . . .  4
                3.5   Trendwest Fee. . . . . . . . . . . . . . . . . . . . .  4
                3.6   Compliance . . . . . . . . . . . . . . . . . . . . . .  4
                3.7   Legal Review . . . . . . . . . . . . . . . . . . . . .  4
                3.8   Sales Regulation . . . . . . . . . . . . . . . . . . .  4
                3.9   Land Use Regulation. . . . . . . . . . . . . . . . . .  4
                3.10  Construction and Improvements. . . . . . . . . . . . .  5
                3.11  Representations and Warranties . . . . . . . . . . . .  5
                3.12  Further Interest . . . . . . . . . . . . . . . . . . .  5
                3.13  Limited Authority. . . . . . . . . . . . . . . . . . .  5
                3.14  Complaints . . . . . . . . . . . . . . . . . . . . . .  6
                3.15  Defaults and Remedies. . . . . . . . . . . . . . . . .  6

        4:      TRENDWEST SERVICES AND DUTIES. . . . . . . . . . . . . . . .  6
                4.1   Inspection and Approval. . . . . . . . . . . . . . . .  6
                4.2   Allocation of Vacation Credits . . . . . . . . . . . .  6
                4.3   Sales Regulation . . . . . . . . . . . . . . . . . . .  6
                4.4   No Supervision . . . . . . . . . . . . . . . . . . . .  6

        Article/Section                                                  Page
        ---------------                                                  ----
        5:      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . .    6
                5.1   Assignment . . . . . . . . . . . . . . . . . . .    6
                5.2   Amendment. . . . . . . . . . . . . . . . . . . .    7
                5.3   Assignment . . . . . . . . . . . . . . . . . . .    7
                5.4   Attorney's Fees  . . . . . . . . . . . . . . . .    7
                5.5   Entire Agreement . . . . . . . . . . . . . . . .    7
                5.6   Headings . . . . . . . . . . . . . . . . . . . .    7
                5.7   Hold Harmless and Indemnity  . . . . . . . . . .    7
                5.8   Law Applicable . . . . . . . . . . . . . . . . .    8
                5.9   Legal Effects and Return . . . . . . . . . . . .    8
                5.10  Notices  . . . . . . . . . . . . . . . . . . . .    8
                5.11  Severability . . . . . . . . . . . . . . . . . .    8
                5.12  Successors . . . . . . . . . . . . . . . . . . .    8
                5.13  Survival . . . . . . . . . . . . . . . . . . . .    8
                5.14  Termination  . . . . . . . . . . . . . . . . . .    8
                5.15  Waiver . . . . . . . . . . . . . . . . . . . . .    9
                5.16  Word Usage . . . . . . . . . . . . . . . . . . .    9
                5.17  Exhibits . . . . . . . . . . . . . . . . . . . .    9

        6:      SIGNATURES . . . . . . . . . . . . . . . . . . . . . .    9

        Consent (Of Club)  . . . . . . . . . . . . . . . . . . . . . .   10

1:      RECITALS. The following Recitals are acknowledged and agreed to by the parties.

        1.1 Declarant. Trendwest is the founder of the Club and the Declarant under the "Declaration of Vacation Owner Program (WorldMark, The
Club)" ("Declaration") recorded for each Property annexed to the Club and dedicated to the Vacation Owner Program. Trendwest is also the Manager of the Club under a Management Agreement dated February 13, 1991.

        1.2 Club. The Club is an association of the owners of Memberships in the Club and the owner or lessee of the various Property to be available to its Members for resort and recreational use pursuant to the Club Governing Documents. The Club was formerly known as CLUB ESPRIT.

        1.3 Memberships/Vacation Credits. Memberships in Club are sold by Trendwest to the general public in the form of Vacation Credits, which are allocated to each Property based on its relative value as a resort in the Club Vacation Owner Program. A Membership is in perpetuity or for a prescribed term of years, and constitutes a vacation license, which means a right to use and occupy Units in the Property available through Club from time to time, according to the reservation rules.

        1.4 Trendwest's Rights and Powers. Under the Declaration Trendwest has the right to annex additional Property to the Club and to sell for its own account the Vacation Credits allocated to each Property.

        1.5 Definitions. Unless the context otherwise requires, the definitions set forth in the most recently recorded Declaration are hereby adopted as the definitions herein.

        2:      ASSIGNMENT. Trendwest hereby assigns to Developer, on a
nonexclusive basis and specifically limited as expressed herein, the following rights and powers:

        2.1 Annexation. Developer may annex to Club the Property described on Exhibit One attached hereto by conveying or directing conveyance of marketable fee title in the Property to the Club free of all liens, charges and encumbrances other than customary restrictions relating to condominiums and easements for ingress and egress and utilities. Future annexations may be conveyed to the Club by the written agreement of Running Y and Trendwest in a form as set forth in Exhibit Two ("Addendum to Nonexclusive Limited Assignment"). Trendwest reserves the absolute right, in its sole discretion, to reject the annexation of any property from Developer to the Club. All property annexed to Club pursuant to this Agreement shall be referred to as the "Developer Property." Title insurance shall be provided at Developer's expense. The title policy to be issued shall contain no exceptions other than the General Exclusions and Exceptions in a standard form title policy and Special Exceptions consistent with the condition of title. Title shall be conveyed by Statutory Warranty Deed. All costs of closing, including title insurance, escrow fees, real estate excise tax, or any other taxes or fees shall be paid by Developer.

        2.2 Right to sell Vacation Credits. Trendwest hereby grants to Developer the non-exclusive right to market and sell Vacation Credits, subject to the terms and conditions of this Agreement. Developer may sell for its own account and retain all of the gross proceeds from the sale of the Vacation Credits allocated to the Developer Property, subject to payment of the fee set forth in Section 3.5. Under no circumstances shall Developer sell more Vacation Credits than have been allocated to the Developer Property.

        2.3 Resales. Developer shall be entitled to resell Vacation Credits originally sold by it if they are repossessed by the Club or by Developer and still subject to a purchase money security interest in Developer, subject to reimbursement to the Club for amounts owed to the Club pursuant to such Vacation Credits. Following expiration of any purchase money security interest in Developer, Developer has no interest in or claim against such Vacation Credits.

        3.:     DEVELOPER DUTIES AND ASSUMPTION. Developer hereby assumes the duties and obligations associated with the limited assignment of rights herein, specifically, but not limited to, the following:

        3.1 Club Assignments. Developer shall pay to Club all assessments and other charges levied pursuant to the Club Governing Documents as to all unsold Vacation Credits allocated to the Developer Property for which Developer has an interest in the sales proceeds, whether or not yet sold or repossessed.

        3.2 Declaration. Developer shall record a Declaration with the Club as Co-Developer, substantially similar to the Declarations recorded by Trendwest.

        3.3 Property Expenses. Developer shall be solely responsible for all costs and expenses associated with acquisition, construction, remodeling, furnishing, inspection, appraisal and/or conveying the Developer Property.

        3.4 Sales Expenses. Developer shall be solely responsible for all costs and expenses associated with marketing and selling the Vacation Credits allocated to the Developer Property, including the costs of advertising and preparing and printing sales documents and copies of the Governing Documents.

        3.5 Trendwest Fee. For its services under and for making this Assignment, Trendwest shall receive from Developer a fee of three percent (3%) of the selling price of the Vacation Credits allocated to the Developer Property, to be paid within twenty (20) days after the month in which the sale of the Vacation Credits was made.

        3.6 Compliance. Developer shall conform its Declaration, sales documents, representations and relations with Club Members and prospective Members to the Club Governing Documents and to all applicable laws, ordinances and regulations.

        3.7 Legal Review. If requested by Trendwest, Developer shall obtain at its own expense and by legal counsel reasonably acceptable to Trendwest, legal review of its sales and consumer documentation, advertising, and regulatory filings.

        3.8 Sales Regulation. Developer shall, at its own expense, comply completely with, all Federal, state and local subdivision or timeshare sales regulatory and consumer protection laws, regulations and ordinances, relating to the annexed property. The Club may join with Developer in its regulatory filings. Developer shall also pay all direct expenses for registering the Developer Property in all jurisdictions where the Club is registered by Trendwest, even if Developer is not selling or advertising there. Such costs shall include, but not be limited to, filing fees, appraisal and inspection fees. (See sec. 4.3)

        3.9 Land use regulation. Prior to conveyance to the Club, Developer shall obtain any clearances or permits necessary to allow the use of the Developer Property as a Club Property.

        3.10 Construction and Improvements. Developer shall complete all construction, remodeling, improvements and interior furnishing of the Developer Property, subject to the specifications required by Trendwest, prior to conveyance to the Club.

        3.11 Representations and Warranties of Developer. With respect to any Developer Property, Developer hereby represents and warrants to Trendwest and the Club as follows:

        a. Compliance with Environmental Laws. Neither the Developer nor any person (including any previous owner, lessee, sublessor or sublessee) has generated, handled, used, manufactured, processed, distributed in commerce, transported, treated, stored, disposed, released (or arranged for the transportation, treatment or disposal) of petroleum products, hazardous waste, hazardous chemicals or substances, toxic chemicals, chemical substances or mixtures, pollutants or contaminants on, at or from the Developer Property, or any other assets or properties owed, leased or subleased or used by the Developer in the operation of its business or on, at or from any real property to which any of the above-listed substances from the above-listed assets or properties were transported, or at or on which they were treated or disposed that could subject the Developer, Trendwest or the Club to liability under any provision of law, including without limitation, federal, state, local or common law, in each case as in existence on or after the date the Developer Property is annexed to the Club.

        b. Construction Quality. The Developer Property has been built in accordance with the plans and specifications approved by Trendwest, and has been constructed in accordance with all applicable building, fire and electrical codes and all other governmental regulations applicable to the Developer Property. All work done in construction of the Developer Property was completed in a good and workmanlike manner and all materials utilized in such construction were of good quality. To the best knowledge of the Developer, the Developer Property is free of any and all material defects.

        3.12 No Further Interest. Developer acknowledges that after conveyance of the Developer Property to the Club, Developer shall have no claim or interest in the Developer Property, except as may be provided in this Assignment, and no further claim or interest in Vacation Credits sold by it after expiration of Developer's purchase money security interest therein.

        3.13 Limited Authority. Developer shall not represent or purport to bind the Club other than through the sale or resale of Vacation Credits in the ordinary course of business in conformity with the Club Governing Documents. Developer shall not use the tradename or any service mark of the Club other than in connection with the sale of Vacation Credits allocated by the

Club to the Developer Property. Developer shall not use Trendwest's name in any manner, except as it may appear in the Club Governing Documents.

        3.14 Complaints. Developer shall notify Club in writing within five business days of becoming aware of a material complaint or dissatisfaction by a Club Member, and deliver to Club therewith any written complaint or correspondence from a Club member pertaining to a complaint or dissatisfaction. The Club is solely responsible for Member relations, but Developer agrees to assist Club, at Club's reasonable request and direction, in resolving complaints and dissatisfaction of Members who purchase Vacation Credits from Developer.

        3.15 Defaults and Remedies. Upon the commission of a material default under this Assignment, or upon the failure to timely pay any amount required to be paid or reimbursed hereunder, Club may suspend the right of Developer to sell Vacation Credits until such time as the default or failure to pay is cured.

4:      TRENDWEST DUTIES.

        4.1 Inspection and Approval. Trendwest, as Manager of the Club, must inspect and reasonably approve the quality and harmony of the Developer Property as Club Property regarding, but not limited to, design, size, location, amenities (interior, project, and surrounding area) and quality of construction, which approval must be given in writing prior to conveyance to the Club.

        4.2 Allocation of Vacation Credits. Trendwest, as Manager of the Club, will determine the allocation of Vacation Credits on the same bases as Vacation Credits are allocated to Property annexed by Trendwest to the Club.

        4.3 Sales Regulation. Trendwest will be responsible (but at Developer's expense) for registering the Developer Property as part of the Club offering in all states where the Club is registered by Trendwest.

        4.4 No Supervision. Trendwest shall have no right, power or obligation to assist, supervise or control financial terms, manner or means by which Developer develops the Developer Property.

5.      GENERAL PROVISIONS.

        5.1 Agency. Nothing in this Assignment shall be construed as constituting a partnership between, or joint venture by, the parties hereto, or constitute either party the agent or employee of the other.

        5.2 Amendment. No supplement, modification, or amendment of this Assignment shall be binding unless in a writing executed by each of the parties.

        5.3 Assignment. This Assignment is personal between the parties, and neither party may sell, assign, transfer, or hypothecate any rights or interests created under this Assignment without the express written consent of the other party. Any purported sale, assignment, transfer, or hypothecation of any such rights or interests of any party without such consent shall be void.

        5.4 Attorneys' Fees. Upon a material default or commission of a tort hereunder by one party, the other party shall be entitled to attorney fees and costs reasonably incurred in connection with such default or tort, whether or not legal or arbitration proceedings are undertaken. Should any action or proceeding be commenced between the parties hereto concerning this Assignment or their rights and duties hereunder, the party prevailing in such action or proceeding shall be entitled to actual attorneys' fees and costs in such action or proceeding. Each party shall bear its own costs, expenses, and attorney fees incurred in negotiating, preparing, and signing this Assignment.

        5.5 Entire Agreement. This Assignment, the Club Governing Documents, and all documents signed at the same time and/or specifically referred to herein constitute the complete, exclusive and final expression of the agreement between the parties pertaining to the subject matter contained herein, and no party has made or relied on any oral representations or assurances not contained herein. This Assignment supersedes all prior and contemporaneous agreements, representations, and understandings of the parties; and it may not be contradicted by evidence of any prior or contemporaneous agreement. No extrinsic evidence whatsoever may be introduced in any proceeding concerning the terms of this Assignment. There is no representation or inference that Developer will be able to annex additional Property to the Club.

        5.6 Headings. The paragraph or section headings or titles in this Assignment are for convenience and reference only and do not in any way modify, interpret, or construe the intent of the parties or affect any of the provisions of this Assignment.

        5.7 Hold Harmless and Indemnity. Each of the parties agrees to hold the other party harmless and indemnify the other party from and against any and all loss, cost, damage or liability which the other party may incur or sustain as a result of any action by such party or for any breach by such party of any warranty or representation contained in this Assignment, or for any misrepresentation or material omission in the representations herein, or for any violation of any applicable law, ordinance or regulation, whether by neglect or willful act

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
and whether by a party or its agents, contractors, or employees. Such indemnification shall include, among other costs, administrative costs, civil penalties, attorneys' fees and costs of appeal, settlement or defense, and the obligation to undertake or assume the defense of any claim.

        5.8 Law Applicable. This Assignment and its interpretation, construction, and enforcement, shall be governed by the laws of the State of Oregon.

        5.9 Legal Effects and Return. No representation, warranty or recommendation is made by any party or its respective agent or attorney regarding the legal sufficiency or effect, financial return, or tax consequences of any transaction contemplated under this Assignment to any individual or specific entity, and each party acknowledges it has been advised to submit this Assignment to independent legal counsel before signing it. There shall be no presumption in favor of or against any party with regard to which party arranged for initial drafting of this Assignment.

        5.10 Notices. Any notice required or desired to be given hereunder shall be deemed given if personally delivered, properly sent by facsimile transmission, or ninety-six (96) hours after mailing (first class postage prepaid, return receipt requested), to the parties at the following addresses, or at such other addresses as may be given by proper notice:

                5.10(a) TRENDWEST: TRENDWEST RESORTS, INC., 12301 N.E. 10th Pl., Bellevue, Washington 98005; facsimile transmittal (206) 990-2302.

                5.10(b) DEVELOPER: EAGLE CREST PARTNERS, LTD., 821 S. 6th St., Redmond, OR 97756; facsimile transmittal (503) 923-0881.

        5.11 Severability. If any provision of this Assignment is held to be unenforceable, invalid or illegal by any arbitrator or court of competent jurisdiction, such shall not affect the remainder of this Assignment.

        5.12 Successors. Subject to Section 5.3 regarding assignment, this Assignment shall be binding upon and benefit the heirs, legal representatives, successors, and assigns of the parties.

        5.13 Survival. All provisions, covenants and warranties hereunder shall survive the conveyance of the Developer Property to the Club.

        5.14 Termination. This Agreement shall be terminable by either party within thirty (30) days of written notice given to the other party by certified mail, return receipt requested directed to the address set forth in paragraph
5.10 above, as amended.

        5.15 Waiver. No waiver of enforcement or breach of any of the provisions of this Assignment shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless in writing and signed by the person making the wavier.

        5.16 Word Usage. Unless the context clearly otherwise requires, (a) the plural and singular numbers or the masculine, feminine and neuter genders shall each be deemed to include the others; (b) "shall", "will", or "agrees" are mandatory, and "may" is permissive; (c) "or" is not exclusive; and (d) "including" is not limiting.

        5.17 Exhibit. The following Exhibits are attached hereto and incorporated herein by this reference:

        Exhibit One - DEVELOPER PROPERTY DESCRIPTION
        Exhibit Two - ADDENDUM TO NONEXCLUSIVE LIMITED ASSIGNMENT

6:      SIGNATURES. The individuals applying their signatures to this
Assignment warrant that they are signing for themselves individually, or if signing in a representative capacity for a person or entity whose name is set forth immediately above their signature, and that they have been expressly authorized to sign the Assignment on behalf of such person or entity.

Signed effective the date first above written.

TRENDWEST:                              DEVELOPER:

TRENDWEST RESORTS, INC., an             EAGLE CREST PARTNERS, LTD.,
Oregon Corporation                      an Oregon Corporation


By /s/ WILLIAM F. PEARE                 By /s/ JERRY ANDRES
   ------------------------                ------------------------
   William F. Peare, President             Jerry Andres, President

                                  EXHIBIT ONE

--------------------------------------------------------------------------------
                         DEVELOPER PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

That certain real Property located in the County of Deschutes, State of Oregon described as follows:

--------------------------------------------------------------------------------
Lot 47, River View Vista Estates Plat IV, recorded December 3, 1992 in the office of the County Recorder, Deschutes County, Oregon, and all improvements located thereon;
--------------------------------------------------------------------------------
Units 6402, 6404, 6405, 6406, 6502, 6503, 6504, 6505, 6506, 6601, 6602, 6603,
6604, 6605, and 6606 of EAGLE CREST at RIDGE HAWK, a CONDOMINIUM, together with the general and limited common elements pertaining thereto, as provided in the Declaration Submitting Stage 1 of EAGLE CREST at RIDGE HAWK to Condominium Ownership, recorded October 12, 1995, in the Official Records of Deschutes County Recorder, Oregon as Book 387, Page 2015. The land included within such property is described in Exhibit A to the Declaration and such description is incorporated herein by reference. The limited common elements pertaining to such unit consist of the decks and storage closet adjoining such unit.
--------------------------------------------------------------------------------
Units, 3301, 3302, 3303, 3304, 3305, 3306, 3307, 3309, 3310, 3311, 3312, 3313,
3314, 3315, 3316, 3317, 3318, 3319, 3320, 3322, 3323, 3324, 3225, 3326, 3327,
3328, 3329, 3330, 3331, 3332, 3334 and 3336 of STAGE 1 OF EAGLE CREST HOTEL
CONDOMINIUMS, together with the general and limited common elements pertaining thereto, as provided in the Declaration Submitting STAGE 1 OF EAGLE CREST HOTEL CONDOMINIUMS to Condominium Ownership, recorded November 29, 1995, in the records of Deschutes County, Oregon, as Book 392, Page 869. The land included within such property is described in Exhibit "A" to the Declaration and such description is incorporated herein by reference. The limited common elements pertaining to such units consist of the decks, corridors, laundry room and club room adjoining such units.
--------------------------------------------------------------------------------

                                  EXHIBIT TWO


                                  ADDENDUM TO

                        NONEXCLUSIVE LIMITED ASSIGNMENT


        This Addendum is to the Nonexclusive Limited Assignment between Trendwest Resorts and Eagle Crest Properties dated September 20, 1996.

        This Addendum is made pursuant to the Annexation section of that Assignment (Sec. 2.1). It is agreed between Trendwest Resorts and Eagle Crest Properties that the following described property shall be annexed into WorldMark, The Club under the terms of the above referenced assignment.

        That certain real property located in the County of Deschutes, Oregon, described as follows: Condominiums ______, inclusive, as set forth on that certain plan entitled "Condominium Plan of __________________ Condominiums" ("Plan") consisting of ____________ (___) sheets recorded on _____________, 19__, in Book ______ of Maps at pages _______,
        ____________________________ County Records, _________, which constitute a condominium plan for the _________________ Condominium Project ("Project"), which is located on the land described as Parcel ______ as shown on the "Final Map of ____________________ ("Map") consisting of _______________ (___) sheets recorded on _______________, 19__, in Book
        ______ of Maps at Pages ______, _________________________ County
        Records, _________________.

        The persons applying their signatures to this Addendum are signing in a representative capacity for the entity whose name is set forth immediately above their signature, and that they have been expressly authorized to sign the Addendum on behalf of such entity.

TRENDWEST RESORTS:                      EAGLE CREST PROPERTIES:

TRENDWEST RESORTS, INC., an             EAGLE CREST PROPERTIES, INC.,
Oregon corporation                      an Oregon corporation


By                                      By
  ---------------------------             ----------------------------
  William F. Peare, President             Jerry Andres, President

                                  ADDENDUM TO

                        NONEXCLUSIVE LIMITED ASSIGNMENT

        This Addendum is to the Nonexclusive Limited Assignment between Trendwest Resorts and Eagle Crest, Inc., formerly Eagle Crest Partners, Ltd., dated September 20, 1996.

        This Addendum is made pursuant to the Annexation section of that Assignment (Sec. 2.1). It is agreed between Trendwest Resorts and Eagle Crest Properties that the following described property shall be annexed into WorldMark, The Club under the terms of the above referenced assignment.

        That certain real property located in the County of Deschutes, State of Oregon, described as follows:

        Lot 65, of Eagle Crest II - Phase 1 recorded March 28, 1996 in the Official Records of Deschutes County Recorder, and all improvements located thereon; located in County of Deschutes, State of Oregon.

        Units 6401, 6403 and 6501 of EAGLE CREST at RIDGE HAWK, a CONDOMINIUM, together with the general and limited common elements pertaining thereto, as provided in the Declaration Submitting Stage 1 of EAGLE CREST at RIDGE HAWK to Condominium Ownership, recorded October 12, 1995, in the Records of Deschutes County, Oregon as Book 387, Page 2015. The land included within such property is described in Exhibit A to the Declaration and such description is incorporated herein by reference. The limited common elements pertaining to such unit consist of the decks and storage closet adjoining such unit.

        The persons applying their signatures to this Addendum are signing in a representative capacity for the entity whose name is set forth immediately above their signature, and that they have been expressly authorized to sign the Addendum on behalf of such entity.

TRENDWEST RESORTS:                      EAGLE CREST, INC.:

TRENDWEST RESORTS, INC., an             EAGLE CREST, INC.,
Oregon corporation                      an Oregon corporation


By /s/ WILLIAM F. PEARE                 By /s/ JERRY ANDRES
   ----------------------------            ----------------------------
   William F. Peare, President            Jerry Andres, President